s

               Consent of Independent Certified Public Accountant

To: Communications Research, Inc.


         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 9, 2000, relating to the consolidated financial statements of Communications Research, Inc., and to the reference to our firm under the caption "Experts" in the Prospectus.

                                             Bierwolf, Crouch & Chisholm

                                          By: /s/
                                             --------------------------------
                                             Todd Chisholm, CPA






Salt Lake City, Utah
August __, 2000